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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 5, 2001

                        COMMISSION FILE NUMBER 33-4734-D

              GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION

               (Exact name of registrant as specified in charter)

DELAWARE                                             93-0950786
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(State or other jurisdiction of                      (IRS Employer
incorporation or organization)                       Identification No.)

211 EAST 7TH STREET, 11TH FLOOR, AUSTIN, TEXAS       78701
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(Address of principal executive offices)             (Zip Code)

        Registrant's telephone number, including area code (512) 391-2000
                                                           --------------

ITEM 5 OTHER EVENTS

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ITEM 5 OTHER EVENTS

The Company has received a letter from NASDAQ dated March 1, 2001 regarding the Company's compliance with Marketplace Rule 4310(c)(14). The Company did not obtain a review of its third quarter 2000 financial statements as required by amendment 310(b) under Regulation SB.

The letter provides that "the Company's securities will be delisted from the The Nasdaq Stock Market at the opening of business on March 9, 2001, unless the Company requests a hearing in accordance with the Marketplace Rule 4800
Series...." The letter further states that "As a result of the delinquency, the fifth character "E" will be appended to its trading symbol. Accordingly, the trading symbol for the Company's securities was changed from GATT to GATTE at the opening of business on March 1, 2001."

At the time of filing the third quarter 10Q the Company was in the process of changing independent accountants and could not obtain a timely review from either the outgoing or the incoming accountant. The Company has engaged its independent accountants, Grant Thornton International, to perform the required review. The Company expects to either file an amended 10Q containing the reviewed statements or to request a hearing prior to the NASDAQ delisting deadline.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2001        Grand Adventures Tour & Travel Publishing Corporation
                           Registrant


                           /s/ Robert R. Roe
                           Vice President and Chief Financial Officer


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